EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Kim G. Redding, President, and Steven M. Pires, Treasurer, of HELIOS HIGH YIELD FUND (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 8, 2011	/s/ Kim G. Redding
Kim G. Redding
President
HELIOS HIGH YIELD FUND

Dated: March 8, 2011	/s/ Steven M. Pires
Steven M. Pires
Treasurer
HELIOS HIGH YIELD FUND

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HELIOS HIGH YIELD FUND and will be retained by HELIOS HIGH YIELD FUND and furnished to the Securities and Exchange Commission or its staff upon request.